CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Condensed Financial Information" and "Experts" and to the use of our report dated February 4, 2000 on the Stock Index Account of TIAA-CREF Separate Account VA-1 and our report dated March 21, 2000 on the Growth Equity, Growth & Income, International Equity and Social Choice Equity Accounts of TIAA-CREF Life Separate Account VA-1 included in this Registration Statement on Form N-4 (No. 333-61761) of TIAA-CREF Life Separate Account VA-1.

We also consent to the use of our report on TIAA-CREF Life Insurance Company ("TIAA-CREF Life") dated March 16, 2000 included in this Registration Statement. Such report expresses our opinion that TIAA-CREF Life's statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 1999 and December 31, 1998, respectively, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1999 in conformity with statutory accounting practices prescribed or permitted by the New York State Insurance Department and not in conformity with generally accepted accounting principles.


                                            /s/ ERNST & YOUNG LLP

New York, New York
March 21, 2000